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                                                             EXHIBIT 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

     John T. Genoy, President, and Donna M. Handel, Treasurer of SunAmerica Senior Floating Rate Fund, Inc. (the "registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: August 18, 2010


/s/ John T. Genoy
    ------------------------------------
    John T. Genoy
    President


/s/ Donna M. Handel
    ------------------------------------
    Donna M. Handel
    Treasurer